INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Morgan Stanley Dean Witter Natural Resource Development Securities Inc.:


In planning and performing our audit of the financial statements of Morgan Stanley Dean Witter Natural
Resource Development Securities Inc. (the "Fund") for
 the year ended February 28, 2001 (on which we have issued our report dated April 12, 2001), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.
The management of the Fund is responsible for establishing and maintaining internal control.
In fulfilling
this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal
 control would not necessarily disclose
all matters in the internal
control that might be material weaknesses
 under standards established by the
American Institute of
Certified Public Accountants.  A material
 weakness is a condition in which the
design or operation of one
or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or
 fraud in amounts that would be
material in relation to the financial
statements being audited may occur
 and not be detected within a timely
period by employees in the normal
course of performing their assigned
 functions.  However, we noted no
matters involving the Fund's internal
control and its operation, including
controls for safeguarding securities,
 that we consider to be material
weaknesses as defined above as of
 February 28, 2001.

This report is intended solely for
the information and use of management,
the Shareholders and Board of
Directors of Morgan Stanley Dean
 Witter Natural Resource Development
Securities Inc., and the Securities
and Exchange Commission and is not
intended to be and should not
be used by anyone other than these
specified parties.





Deloitte & Touche LLP
New York, New York
April 12, 2001